Exhibit 99.1

VASCO Reports Results for Third Quarter and First Nine Months of 2016

•	Q3 Total revenue of $43.6 million

•	Q3 GAAP operating income of $0.9 million

•	Q3 GAAP earnings per share of $0.01

•	Q3 Non-GAAP earnings per share of $0.09[1]

OAKBROOK TERRACE, IL, and ZURICH, October 27, 2016 - VASCO Data Security International, Inc. (NASDAQ: VDSI), a global leader in digital solutions including identity, security and business productivity, today reported financial results for the third quarter and nine months ended September 30, 2016.

“Our third quarter results were primarily impacted by the extension of sales cycles as some of our large, European banking customers made adjustments in their ordering patterns in response to economic pressures and the need for digital transformation.” said T. Kendall Hunt, VASCO Chairman & CEO. “We are pleased to make additional gains in our gross margins as we continue to derive more of our revenue from software. We remain optimistic about market demand for our solutions, including our hardware products, DIGIPASS for Apps mobile security suite, and eSignLive electronic signature solutions. We remain confident in our long term strategy and in the strength of our future growth opportunities as all types of businesses in every region expand their use of online and mobile channels to conduct business.”

Revenue from continuing operations for the third quarter of 2016 decreased 27% to $43.6 million from $60.0 million in the third quarter of 2015, and for the first nine months of 2016, decreased 24% to $144.7 million from $190.6 million for the first nine months of 2015.

Net income from continuing operations for the third quarter of 2016 was $0.5 million, or $0.01 per fully diluted share, a decrease of $10.7 million, or 96% from $11.2 million, or $0.28 per fully diluted share, for the third quarter of 2015. Net income from continuing operations for the first nine months of 2016 was $5.5 million, or $0.14 per diluted share, a decrease of $33.2 million, or 86%, from $38.7 million, or $0.97 per diluted share, for the comparable period in 2015.

Operating income from continuing operations for the third quarter of 2016 was $0.9 million, a decrease of $12.5 million, or 93%, from $13.5 million reported for the third quarter of 2015. Operating income from continuing operations for the first nine months of 2016 was $7.4 million, a decrease of $37.9 million, or 84%, from $45.3 million reported for the first nine months of 2015. Operating income as a percentage of revenue for the third quarter and first nine months of 2016 was 2% and 5%, respectively compared to 22% and 24% for the comparable periods in 2015.

Net income, which includes the impact of our discontinued operations, for the third quarter of 2016 was $0.5 million, or $0.01 per diluted share, a decrease of $10.7 million, or 96%, from $11.2 million, or $0.28 per diluted share, for the third quarter of 2015. Net income for the first nine months of 2016 was $5.5 million, or $0.14 per diluted share, a decrease of $33.2 million, or 86%, from $38.7 million, or $0.97 per diluted share, for the comparable period in 2015.

Non-GAAP net income from continuing operations, which excludes both long-term incentive compensation and amortization of intangible assets, for the third quarter of 2016 was $3.5 million, or

$0.09 per fully diluted share, a decrease of $9.8 million, or 74% from $13.3 million, or $0.34 per fully diluted share, for the third quarter of 2015. Non-GAAP net income from continuing operations for the first nine months of 2016 was $15.2 million, or $0.38 per fully diluted share, a decrease of $29.5 million, or 66% from $44.7 million, or $1.11 per fully diluted share, for the comparable period in 2015.

[1]	An explanation of the use of Non-GAAP measures is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to Non-GAAP financial measures has also been provided in tables below.

Other Financial Highlights:

•	Gross profit from continuing operations was $32.1 million, or 74% of revenue, for the third quarter of 2016 and $104.6 million, or 72% of revenue, for the first nine months of 2016. Gross profit was $36.3 million, or 60% of revenue, for the third quarter of 2015 and $112.4 million, or 59% of revenue the first nine months of 2015.

•	Operating expenses from continuing operations for the third quarter and first nine months of 2016 were $31.2 million and $97.1 million, respectively, an increase of 37% and 45% from $22.8 million and $67.2 million reported for the third quarter of 2015 and first nine months of 2015, respectively.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations was $3.7 million and $16.1 million for the third quarter and first nine months of 2016, respectively, a decrease of 75% from $14.9 million reported for the third quarter of 2015 and a decrease of 68% from $49.6 million reported for the first nine months of 2015.

•	Cash, cash equivalents and short-term investments at September 30, 2016 totaled $141.5 million compared to $135.7 million and $123.5 million at June 30, 2016 and December 31, 2015, respectively.

Operational and Other Highlights:

•	VASCO announced support for European eIDAS e-signature regulations with eSignLive interoperability with all qualified EU Trust Service Providers.

•	VASCO launched MYDIGIPASS for Healthcare bringing trusted digital identities to healthcare through identity proofing, credentialing, and authentication.

•	VASCO expanded its relationship with Promon AS, a developer of Runtime Application Self-Protection (RASP) technology with a strategic investment in the firm.

•	MYDIGIPASS was awarded SAFE-BioPharma full-service credential service provider certification at NIST Level of Authentication (LOA) 3.

Guidance for full-year 2016:

VASCO is reducing guidance for the full-year 2016 as follows:

•	Revenue is expected to be in the range of $185 million to $195 million, compared to $205 million to $215 million communicated at the start of the year; and

•	Operating income as a percentage of revenue, excluding the amortization of purchased intangible assets, is projected to be in the range of 7% to 9%, compared to 10% to 12% communicated at the start of the year.

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, October 27, 2016, at 4:30 p.m. EDT/22:30h CEST. During the conference call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Mark Hoyt, CFO, will discuss VASCO’s results for the third quarter 2016.

To participate in this conference call, please dial one of the following numbers:

USA/Canada: 800-698-1231

International: +1-303-223-4389

Please mention VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on ir.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day for at least 60 days.

About VASCO

VASCO is a global leader in delivering trust and business productivity solutions to the digital market. VASCO develops next generation technologies that enable more than 10,000 customers in 100 countries in financial, enterprise, government, healthcare and other segments to achieve their digital agenda, deliver an enhanced customer experience and meet regulatory requirements. More than half of the top 100 global banks rely on VASCO solutions to protect their online, mobile, and ATM channels. VASCO’s solutions combine to form a powerful trust platform that empowers businesses by incorporating identity, fraud prevention, electronic and transaction signing, mobile application protection and risk analysis. Learn more about VASCO at VASCO.com and on Twitter, LinkedIn and Facebook.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, without limitation the guidance for full year 2016. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “project” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These risks, uncertainties and other factors have been described in our Annual Report on Form 10-K for the year ended December 31, 2015 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. These risks, uncertainties and other factors include VASCO’s ability to integrate eSignLive into the global business of VASCO successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the revenue synergies, cost savings and other economic benefits that VASCO anticipates as a result of this acquisition are not fully realized or take longer to realize than expected. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

VASCO Data Security International, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Revenue	$43,648	$60,027	$144,707	$190,555
Cost of goods sold	11,547	23,755	40,153	78,111

Gross profit	32,101	36,272	104,554	112,444

Operating costs:
Sales and marketing	14,535	8,842	45,266	28,616
Research and development	6,776	4,378	20,179	13,465
General and administrative	7,682	8,506	25,074	21,730
Amortization of purchased intangible assets	2,196	1,091	6,624	3,348

Total operating costs	31,189	22,817	97,143	67,159

Operating income	912	13,455	7,412	45,285

Interest income, net	229	107	504	284
Other income (expense), net	134	(25)	749	(28)

Income from continuing operations before income taxes	1,275	13,537	8,665	45,541
Provision for income taxes	781	2,351	3,145	6,831

Net income-continuing operations	494	11,186	5,520	38,710
Net income (loss) from discontinued operations	(16)	(4)	(17)	(42)

Net income	$478	$11,182	$5,503	$38,668

Basic income (loss) per share:
Continuing operations	$0.01	$0.28	$0.14	$0.97
Discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)

Total net income per share	$0.01	$0.28	$0.14	$0.97

Diluted income (loss) per share:
Continuing operations	$0.01	$0.28	$0.14	$0.97
Discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)

Total net income per share	$0.01	$0.28	$0.14	$0.97

Weighted average common shares outstanding:
Basic	39,736	39,580	39,709	39,563

Diluted	39,834	39,733	39,786	39,711

VASCO Data Security International, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets
Cash and equivalents	$31,457	$78,522
Short term investments	110,082	44,961
Accounts receivable, net of allowance for doubtful accounts	27,230	29,426
Inventories	18,439	20,618
Prepaid expenses	3,375	3,051
Foreign sales tax receivable	269	510
Deferred income taxes	0	1,495
Other current assets	4,108	4,778
Assets of discontinued operations	2	4

Total current assets	194,962	183,365

Property and equipment, net	3,846	3,099
Goodwill, net of accumulated amortization	70,822	80,853
Intangible assets, net of accumulated amortization	31,319	37,970
Other assets, net of accumulated amortization	14,182	6,535

Total assets	$315,131	$311,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,704	$8,803
Deferred revenue	30,507	22,450
Accrued wages and payroll taxes	11,158	10,291
Income taxes payable	4,174	4,823
Other accrued expenses	4,491	7,820
Deferred compensation	1,015	1,503

Total current liabilities	58,049	55,690

Other long-term liabilities	51	76
Deferred income taxes	840	8,008

Total liabilities	58,940	63,774

Stockholders’ equity
Common stock	40	40
Additional paid-in capital	88,832	85,766
Accumulated income	173,539	168,036
Accumulated other comprehensive income	(6,220)	(5,794)

Total stockholders’ equity	256,191	248,048

Total liabilities and stockholders’ equity	$315,131	$311,822

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP, but Company management also evaluates its performance using certain Non-GAAP operating metrics, namely EBITDA, Non-GAAP Net Income and Non-GAAP Diluted EPS. The Company’s management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results. The Company also believes these Non-GAAP operating metrics provide additional tools for investors to use to compare its business with other companies in its industry.

These non-GAAP measures are not measures of performance under GAAP and should not be considered in isolation, as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment. Reconciliations of the Non-GAAP measures to the most directly comparable GAAP financial measures are found below.

EBITDA

We define EBITDA as net income from continuing operations before interest, taxes, depreciation and amortization. We use EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

to Net Income from Continuing Operations

(in thousands, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

EBITDA — continuing operations	$3,698	$14,859	$16,088	$49,616

Interest income, net	229	107	504	284
Provision for income taxes	(781)	(2,351)	(3,145)	(6,831)
Depreciation and amortization	(2,652)	(1,429)	(7,927)	(4,359)

Net income from continuing operations	$494	$11,186	$5,520	$38,710

Non-GAAP Net Income & Non-GAAP Diluted EPS

We define Non-GAAP Net Income and Non-GAAP Diluted EPS, as net income or EPS from continuing operations before the consideration of long-term incentive compensation expenses and the amortization of purchased intangible assets. We use these measures to assess the impact of our performance excluding items that can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance. To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other Companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult.

The Company also excludes amortization of purchased intangible assets because it believes that the amount of such expenses in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event. However, the Company does use purchased intangible assets to contribute to current and future revenue and the related amortization expense will recur in future periods until expired or written down. Finally, the Company makes a tax adjustment based on the above adjustments resulting in an effective tax rate on a Non-GAAP basis, which may differ from the GAAP tax rate. We believe the effective tax rates we use in the adjustment are reasonable estimates of the overall tax rates for the Company under its global operating structure.

Reconciliation of Non GAAP Net Income from Continuing Operations to Net Income from Continuing Operations

(in thousands, unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015

Non GAAP Net Income-continuing operations	$3,514	$13,305	$15,185	$44,675
Long-term Incentive Compensation	(1,579)	(1,558)	(5,457)	(4,108)
Amortization of Purchased Intangible Assets	(2,196)	(1,091)	(6,624)	(3,348)
Tax impact of Adjustments*	755	530	2,416	1,491

Net income-continuing operations	$494	$11,186	$5,520	$38,710

Reconciliation of Non GAAP Diluted EPS from Continuing Operations to Diluted EPS from Continuing Operations

(per share, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Adjusted Diluted EPS-continuing operations	$0.09	$0.34	$0.38	$1.11
Long-term Incentive Compensation	(0.04)	(0.04)	(0.14)	(0.10)
Amortization of Purchased Intangible Assets	(0.06)	(0.03)	(0.16)	(0.08)
Tax impact of Adjustments*	0.02	0.01	0.06	0.04

Diluted EPS-continuing operations	$0.01	$0.28	$0.14	$0.97

*	= The tax impact of adjustments is calculated at 20% of the adjustments in all periods

Copyright © 2016 VASCO Data Security, Inc., VASCO Data Security International GmbH. All rights reserved. VASCO®, DIGIPASS®, and eSignLive™ are registered or unregistered trademarks of VASCO Data Security, Inc. and/or VASCO Data Security International GmbH, or Silanis Technology Inc. in the U.S. and other countries.

For more information contact:

John Gunn

+1-847-370-1486

john.gunn@vasco.com